Exhibit 15.3

Ernst & Young LLP 4370 La Jolla Village Drive Suite 500 San Diego, CA 92122	Tel: +(858) 535 7200 Fax: +(858) 535 7777 ey.com

May 14, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 16F of Form 20-F dated May 14, 2018, of Arcturus Therapeutics Ltd. and are in agreement with the statements contained in the first and second sentences of paragraph a(1)(i), paragraphs (a)(1)(ii), (a)(1)(iv), and (a)(1)(v) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP